Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Corporación Inmobiliaria Vesta, S.A.B. de C.V.
(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)
Equity	Common Shares, no par value(2)	Rule 457(c) and Rule 457(h)	6,225,700 shares	$3.23	$20,139,272.84(3)	$110.20 per $1,000,000	$2,219.35
Total Offering Amounts					$20,139,272.84		$2,219.35
Total Fee Offsets(4)							-
Net Fee Due							$2,219.35

(1)	Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.0001102 and the proposed maximum aggregate offering price.

(2)
The common shares of Corporación Inmobiliaria Vesta, S.A.B. de C.V. (the “Registrant”), (“Common Shares”), being registered hereby, to be issued pursuant to restricted share awards granted under the Registrant’s Long-Term Incentive Plan, may be represented in the form of the Registrant’s American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts (“ADRs”), with each ADS representing ten Ordinary Shares. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall include any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding Common Stock.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act. The price and fee are computed based upon the average of the high and low sale prices of the Registrant’s Common Shares on June 26, 2023, as reported on the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.).

(4)	The Registrant does not have any fee offsets.